SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):	July 16, 2002



                  SCOTT'S LIQUID GOLD-INC.
(Exact name of Registrant as specified in its charter)

	Colorado			    0-12343    	   84-0920811
(State or other         	(Commission		(I.R.S. Employer
  jurisdiction		         File Number)	  Identification No.)
  of incorporation)


          4880 Havana Street, Denver, CO            80239
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  (303) 373-4860









Total pages:    3


















Item 4.  Changes in Registrant's Certifying Accountant

On July 16, 2002, at the recommendation of our Audit
Committee, our Board of Directors dismissed Arthur Andersen LLP as our independent public accountant and engaged KPMG LLP to serve as our independent public accountant for the year ending December 31, 2002.
Arthur Andersen LLP's reports on our consolidated financial statements for the past two years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During our two most recent fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to July 16, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. In addition, during the above period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
During our two most recent fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to the date of engaging KPMG LLP as stated above, we did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
























SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



						Scott's Liquid Gold-Inc.
						     (Registrant)



Date:  July 16, 2002			By:	/s/ Mark E. Goldstein
							Mark E. Goldstein
							Chairman, President and
							Chief Executive Officer